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               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            YEAR ENDED DECEMBER 31,

                                   ACTUAL         ACTUAL         ACTUAL         ACTUAL
                                 -----------    -----------    -----------    -----------
                                    1992           1993           1994           1995
                                 -----------    -----------    -----------    -----------

Income (loss) before income
  taxes.......................    (2,643,000)     3,866,000      5,879,000     14,653,000
     Add:
          Interest expense....     6,898,000      3,872,000      3,656,000      4,163,000
          Bank commitment
            fees..............       525,833        409,166        452,876        535,003
          Amortization of debt
            expense...........        24,311         38,616        419,223        649,138
          Portion of rents
            representative of
            interest factor...    10,278,750     12,116,500     13,413,750     15,788,000
                                 -----------    -----------    -----------    -----------
Income as adjusted............    15,083,894     20,302,282     23,820,849     35,788,142
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------
Fixed Charges:
     Interest incurred:
          Amount expensed.....     6,898,000      3,872,000      3,656,000      4,163,000
          Amount capitalized..       --             --             140,000      1,295,000
     Bank commitment fees.....       525,833        409,166        452,876        535,003
     Amortization of debt
       expense................        24,311         38,616        419,223        649,139
     Portion of rents
       representative of
       interest factor........    10,278,750     12,116,500     13,413,750     15,788,000
                                 -----------    -----------    -----------    -----------
Total fixed charges...........    17,726,894     16,436,282     18,081,849     22,430,142
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------
Ratio of earnings to fixed
  charges.....................       (a)               1.24           1.32           1.60

                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                 ACTUAL                      --------------
                              ------------      ACTUAL           ACTUAL         PROFORMA
                                  1996           1996             1997            1997
                              ------------    -----------    --------------    -----------
Income (loss) before income
  taxes....................... (39,581,000)       788,000        5,837,000       3,299,454
     Add:
          Interest expense....   4,465,000      2,177,000        3,320,000       5,740,899
          Bank commitment
            fees..............     695,801        321,315          418,303         350,837
          Amortization of debt
            expense...........     881,239        419,097          546,593         663,240
          Portion of rents
            representative of
            interest factor...  18,763,000       9,706,00        8,158,750       8,158,750
                              ------------    -----------    --------------    -----------
Income as adjusted............ (14,775,960)    13,411,412       18,280,646      18,213,180
                              ------------    -----------    --------------    -----------
                              ------------    -----------    --------------    -----------
Fixed Charges:
     Interest incurred:
          Amount expensed.....   4,465,000      2,177,000        3,320,000       5,740,899
          Amount capitalized..   1,350,218      1,700,363        1,131,007       1,242,991
     Bank commitment fees.....     695,801        321,315          418,303         350,837
     Amortization of debt
       expense................     881,239        419,097          546,593         663,240
     Portion of rents
       representative of
       interest factor........  18,763,000      9,706,000        8,158,750       8,158,750
                              ------------    -----------    --------------    -----------
Total fixed charges...........  26,155,258     14,323,775       13,574,653      16,156,717
                              ------------    -----------    --------------    -----------
                              ------------    -----------    --------------    -----------
Ratio of earnings to fixed
  charges.....................    (a)             (a)                  1.35           1.13

------------

(a) Earnings were inadequate to cover fixed charges by the amount of $912,363, $40,931,218 and $2,643,000 in the six months ended June 30, 1996, the year ended 1996 and the year ended 1992, respectively.


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